                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                     SUPERIOR CONSULTANT HOLDINGS COMPANY
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                    SUPERIOR CONSULTANT HOLDINGS CORPORATION
                          4000 TOWN CENTER, SUITE 1100
                           SOUTHFIELD, MICHIGAN 48075

                                                                  April 25, 1997

Dear Stockholder:

     It is my pleasure to invite you to attend the 1997 Annual Meeting of Stockholders of Superior Consultant Holdings Corporation. The meeting will be held at 4:00 p.m. on Wednesday, May 14, 1997, at Hyatt Orlando Hotel, 6375 Irlo Bronson Memorial Highway, Kissimmee, Florida 34747.

     The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describes the items of business which will be discussed during the meeting. It is important that you vote your shares whether or not you expect to attend the meeting. To be sure your vote is counted, we urge you to carefully review the Proxy Statement and to vote your choices. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE. If you attend the meeting and wish to vote in person, the ballot that you submit at the meeting will supersede your proxy.

     I look forward to seeing you at the meeting. On behalf of the management and directors of Superior Consultant Holdings Corporation, I want to thank you for your continued support and confidence in the Company.

                                          Sincerely,

                                          RICHARD D. HELPPIE, JR.

                                          Richard D. Helppie, Jr.
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                    SUPERIOR CONSULTANT HOLDINGS CORPORATION
                          4000 TOWN CENTER, SUITE 1100
                           SOUTHFIELD, MICHIGAN 48075

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 1997

To the Stockholders of Superior Consultant Holdings Corporation:

     The Annual Meeting of Stockholders of Superior Consultant Holdings Corporation, a Delaware corporation (the "Company"), will be held at Hyatt Orlando Hotel, 6375 Irlo Bronson Memorial Highway, Kissimmee, Florida on Wednesday, May 14, 1997, at 4:00 p.m. local time for the following purposes, as more fully described in the accompanying Proxy Statement:

          1. To elect two directors to the Board of Directors of the Company, each to serve for a term of three years; and

          2. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record of the Company's common stock, par value $0.01 per share, at the close of business on March 18, 1997, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting, as more fully described in the Proxy Statement. A list of stockholders entitled to vote at the meetings will be available for inspection by any stockholder during the meeting.

     Stockholders who cannot attend are urged to sign, date and otherwise complete the enclosed proxy card and return it promptly in the envelope provided. Any stockholder giving a proxy has the right to revoke it at any time before it is voted.

     The annual report of the Company for the fiscal year ended December 31, 1996 is being mailed to all stockholders of record and accompanies this Proxy Statement.

                                          For the Board of Directors,

                                          SUSAN M. SYNOR
                                          Secretary

Southfield, Michigan
April 25, 1997

                    SUPERIOR CONSULTANT HOLDINGS CORPORATION
                          4000 TOWN CENTER, SUITE 1100
                           SOUTHFIELD, MICHIGAN 48075

                           -------------------------

                                PROXY STATEMENT
                           -------------------------

     The following information is provided in connection with the solicitation of proxies for the 1997 Annual Meeting of Stockholders of Superior Consultant Holdings Corporation, a Delaware corporation (the "Company"), to be held on May 14, 1997, and any adjournments thereof (the "Annual Meeting"), for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this Proxy Statement. Unless the context otherwise indicates, all references to the "Company" include the Company's wholly-owned subsidiaries, Superior Consultant Company, Inc. ("Superior") and UNITIVE Corporation ("Unitive").

                                VOTING OF SHARES

     This Proxy Statement and the accompanying proxy card are being mailed to stockholders, beginning on or about April 25, 1997, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Board") for the Annual Meeting. Proxies are solicited to give all stockholders of record on March 18, 1997 (the "Record Date") an opportunity to vote on matters to be presented at the Annual Meeting. Shares can be voted at the meeting only if the stockholder is present or represented by proxy.

     Each share of the Company's common stock, par value $0.01 per share (the "Common Stock"), represented at the Annual Meeting is entitled to one vote on each matter properly brought before the Annual Meeting. Please specify your choices by marking the appropriate boxes on the enclosed proxy card and signing it. Directors are elected by a plurality of the votes cast by the shares entitled to vote at a meeting at which a quorum is present. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. Any other matters that may be submitted at the meeting shall be determined by a majority of the votes cast. Shares represented by proxies that are marked "withhold authority" with respect to the election of one or more nominees for election as directors, and proxies which are marked to deny discretionary authority on other matters will not be counted in determining whether a majority vote was obtained in such matters. If no directions are given and the signed card is returned, the persons named in the proxy card will vote the shares in favor of the election of all listed nominees, and at their discretion on any other matter that may properly come before the meeting in accordance with their best judgment. If a broker or other nominee holding shares for a beneficial owner does not vote on a proposal (broker non-votes), the shares will not be counted in determining the number of votes cast. Stockholders voting by proxy may revoke that proxy at any time before it is voted at the meeting by delivering to the Company a proxy bearing a later date or by attending in person and casting a ballot.

     YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED AND SIGNED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

     As of the Record Date, 7,634,325 shares of Common Stock were issued and outstanding.

                      MEETINGS OF THE BOARD OF DIRECTORS,
                   BOARD COMMITTEES AND COMMITTEE COMPOSITION

GENERAL

     The business affairs of the Company are managed under the direction of the Board. Members of the Board are kept informed through various reports and documents sent to them on a regular basis, through operating and financial reports routinely presented at Board and committee meetings by the Chief Executive Officer and other officers, and through other means. The Board had no meetings in 1996.

     Biographical information on the director nominees and the directors serving unexpired terms is set forth herein under the caption "Item No. 1 -- Election of Directors."

COMMITTEES

     Prior to October 1996 the Board did not have any committees. In October 1996, the Board formed the Audit Committee and the Compensation Committee to assist the Board in carrying out its duties. The Company has no nominating committee. The nominating function is performed by the Board, which has not established any policy or procedure for considering nominees recommended by stockholders.

     The AUDIT COMMITTEE had two members as of December 31, 1996, both of whom were independent, nonemployee directors. Members of this committee were Bernard
J. Lachner and Richard P. Saslow. Mr. Saslow joined the Company in January 1997 as vice-president and general counsel of the Company. The Audit Committee was expanded on January 20, 1997 to add Douglas S. Peters as chairperson of the Committee. Mr. Peters is an independent, non-employee director. The Audit Committee, as now constituted, therefore has three members, two of whom are independent, non employee directors. The Audit Committee considers the adequacy of the internal controls of the Company and the objectivity and integrity of financial reporting and meets with the independent certified public accountants and appropriate Company financial personnel about these matters.

     The COMPENSATION COMMITTEE has three members, two of whom are independent, non-employee directors. Members of the committee are Mr. Lachner, Donald W. Simborg, M.D. and Richard D. Helppie, Jr., who is the President and Chief Executive Officer of the Company. This committee monitors and makes recommendations to the Board with respect to compensation programs for directors and officers, administers compensation plans for executive officers, and provides oversight with respect to employee benefit plans. Its Report on Executive Compensation is set forth herein under the caption "Compensation Committee Report on Executive Compensation." The committee has constituted a subcommittee, consisting of the two independent, nonemployee directors, with responsibility for determining the nature, timing and amount of awards and grants under the Company's Long-Term Incentive Plan (the "Plan") to those employees subject to the requirements of Section 16(b) under the Securities Exchange Act of 1934.

COMPENSATION OF DIRECTORS

     Directors who are not executive officers of the Company are paid a fee of $1,000 for each Board meeting attended in person and all directors are reimbursed for travel expenses incurred in connection with attending board and committee meetings. Directors are not entitled to additional fees for serving on committees of the Board of Directors. Pursuant to the terms of the formula program of the Plan, each director of the Company appointed after October 1996 who is not otherwise employed by the Company when he becomes a director automatically will be granted an option to purchase 3,000 shares of Common Stock for each year of the term to be served upon his initial election or re-election to the Board of Directors. The options will have an exercise price equal to the fair market value of the Common Stock on the date of grant and will be fully vested on the date of grant. Messrs. Lachner, Simborg, Peters, Saslow and Ballantyne were each granted an option to purchase 3,000 shares of Common Stock, all of which vested on October 9, 1996. These options are exercisable at $16.00 per share.

                      ITEM NO. 1 -- ELECTION OF DIRECTORS

     The Board, pursuant to the Company's Certificate of Incorporation, has determined that the number of directors of the Company shall be six. The Board is divided into three classes with staggered terms so that the term of one class expires at each annual meeting of stockholders. Directors are elected by a plurality of the votes cast.

     The following nominees have been selected and approved by the Board for submission to the stockholders: Bernard J. Lachner and Douglas S. Peters, each to serve a three-year term expiring at the 2000 Annual Meeting. Except as otherwise specified in the proxy, proxies will be voted for election of these nominees.

     If a nominee becomes unable or unwilling to serve, proxies will be voted for election of such person as shall be designated by the Board; however, management knows of no reason why any nominee should be unable or unwilling to serve. All of the nominees have consented to be named as nominees and to serve as directors if elected.

     A brief listing of each nominee and each director serving an unexpired term follows.

                         NOMINEES FOR ELECTION AT THIS
                       MEETING TO TERMS EXPIRING IN 2000

                THE BOARD RECOMMENDS A VOTE "FOR" THESE NOMINEES

     DOUGLAS S. PETERS (age 53) has served as a director of the Company since August 1996. Mr. Peters has served as the President and Chief Executive Officer of Jefferson Health System since the 1995 merger with Main Line Health System. Previous to that, Mr. Peters served in the same capacity for Main Line. Mr. Peters is also a director with the Philadelphia Contributionship and serves on the Advisory Board of First Union Bank. Mr. Peters is a fellow with American College of Healthcare Executives ("ACHE").

     BERNARD J. LACHNER (age 69) has served as a director of the Company since August 1996. From July 1972 until his retirement in November 1992, Mr. Lachner served as the Chief Executive Officer of Evanston Hospital Corporation. Other directorships include subsidiaries of Allstate Insurance and St. Joseph Health System. Mr. Lachner founded Ohio State University's graduate program in Health Services Administration and served as its first director. He is a fellow in ACHE, and is a past member of its Board of Governors. He has also served as the Chairman of the American Hospital Association ("AHA").

                             DIRECTORS WHOSE TERMS
                              CONTINUE UNTIL 1998

     DONALD W. SIMBORG M.D. (age 56) has served as a director of the Company since August 1996. Mr. Simborg has been the Chief Executive Officer of KnowMed Systems, a software company, since October 1995. In 1994, Dr. Simborg served as a Vice President of Medicus Systems. From 1990 to 1993, he served as Chief Executive Officer for Bell Atlantic Healthcare.

     REGINALD M. BALLANTYNE III (age 53) has served as a director of the Company since August 1996. He has served as the President of PMH Health Resources, Inc. since 1984. Prior to that, Mr. Ballantyne served as President of Phoenix Memorial Hospital. Mr. Ballantyne is the current Chairman of the AHA and continues to be the Chairman for the 1997 term. He is also a fellow of the ACHE. Mr. Ballantyne has served as a member of the national Board of Commissioners for the Joint Commission on Accreditation of Healthcare Organizations, and as Chairman of the AHA Committee of Commissioners.

                             DIRECTORS WHOSE TERMS
                              CONTINUE UNTIL 1999

     RICHARD D. HELPPIE, JR. (age 41) has served as Superior's President and Chief Executive Officer since he founded Superior in May 1984. Mr. Helppie also founded Unitive and currently serves as Unitive's Chairman and Chief Executive Officer. Mr. Helppie also serves as Chairman, Chief Executive Officer and President of the Company and is a director. Mr. Helppie has more than 20 years of experience in the healthcare and information systems industries.

     RICHARD P. SASLOW (age 50) has served as a director of the Company since August 1996 and has served as a vice president and general counsel of the Company since January 1997. Prior to that, Mr. Saslow practiced business law and commercial litigation and provided services to the Company with the firm of Butzel Long, PC since January 1991. Prior to that period, Mr. Saslow practiced law with the firm of Butzel, Keidan, Simon, Myers & Graham from 1974 to 1990.

                      OTHER MATTERS TO COME BEFORE MEETING

     If any matter not described herein should properly come before the meeting, the persons named in the proxy card will vote the shares in accordance with their best judgment. At the time this Proxy Statement was printed, the Company knew of no other matters which might be presented for stockholder action at the Annual Meeting.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

RESPONSIBILITIES AND COMPOSITION OF THE COMMITTEE

     The Compensation Committee of the Company's Board of Directors (the "Committee") is responsible for (i) establishing compensation programs for executive officers of the Company designed to attract, motivate and retain key executives responsible for the Company's success; (ii) administering and maintaining such programs in a manner that will benefit the long-term interests of the Company and its stockholders; and (iii) determining the compensation of the Company's Chief Executive Officer. The Committee is composed of three directors. Two of these directors are nonemployees. The third member of the Committee is the Company's Chief Executive Officer.

     This report is intended to clearly describe the philosophy that underlies the cash, equity and equity-based components of the Company's executive compensation program. It also describes the details of each element of the program, as well as the rationale for compensation paid to the Company's Chief Executive Officer and its executive officers in general.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Committee believes that the Company's executive officer compensation should be determined according to a competitive framework and based on overall financial results, individual contributions and teamwork that help build value for the Company's stockholders. Within this overall philosophy, the Committee bases the compensation program on the following principles:

     COMPENSATION OF EXECUTIVE OFFICERS GENERALLY

     The Company's executive compensation program is designed to link executive pay to Company performance and to provide an incentive to executives to manage the Company with a principal view to enhancing stockholder value.

     Generally, the Company's executive compensation program makes a significant portion of each executive's cash compensation contingent upon growth and improvement in the Company's results of operations, with the potential to earn exceptional rewards for exceptional performance. More specifically, the program is designed to provide compensation for meeting and exceeding internal goals and to provide incentives to increase the market value of the Company's Common Stock. The program is also designed to attract and retain talented executives who are essential to the Company's long-term success within a highly competitive industry that demands unique talents, skills and capabilities.

     Compensation criteria are evaluated annually to ensure they are appropriate and consistent with the business objectives which are important in meeting the Company's earnings per share, operating profits and revenue goals and in enhancing stockholder value. The Company's executive compensation policies and programs are intended to: (i) provide rewards contingent upon Company and individual performance; (ii) link executive compensation to sustainable increases in and the preservation of stockholder value; (iii) promote teamwork among executives and other Company employees; (iv) effect retention of a strong management team; and (v) encourage personal and professional development and growth.

     ANNUAL COMPENSATION

     Each of the executive officers has entered into an employment agreement with the Company. In general, these employment agreements fix base compensation and provide for bonuses contingent upon the attainment of certain performance objectives.

     BASE SALARY. The Committee reviews the salary of each of its executive officers annually. Objective and subjective performance goals are set each year for each such executive officer. These goals vary depending upon the specific position or role of the executive within the Company. The Committee's review takes into consideration both the Company's performance with respect to earnings per share, operating profits and revenue, and also the duties and performance of each executive. The Committee also considers provisions relating to salary set forth in employment agreements with certain of the Company's executive officers. In making salary recommendations or decisions, the Committee exercises its discretion and judgment based on the foregoing criteria, without applying a specific formula to determine the weight of each factor considered. The Committee also considers equity and fairness when comparing base salaries of executives.

     INCENTIVE BONUSES. In 1996 the Board approved a new compensation program based on certain financial performance criteria, including revenue growth, profitability and percentage performance of target goals, and in 1997 these financial performance criteria were revised. Each of the Company's Named Executive Officers (as defined below) is covered under either the 1996 compensation program or the 1997 compensation program. Named Executive Officers have annual and other periodic bonus opportunities equal to a portion of their respective base salaries. The bonus payable is contingent upon the attainment of objectives determined by the Committee. Other senior managers have similar bonus arrangements.

     LONG-TERM INCENTIVE COMPENSATION PLAN

     The Committee believes that the granting of stock options and other forms of equity compensation is an important method of rewarding and motivating management by aligning management's interests with those of the Company's stockholders on a long-term basis. In addition, the Committee recognizes that the Company conducts its business in an increasingly competitive industry and that, in order for the Company to remain highly competitive and at the same time pursue a high-growth strategy, it must employ the best and most talented executives, managers, and technical personnel who possess demonstrated skills and experience. The Company believes that stock options and other forms of equity compensation have given and continue to give the Company a significant advantage in attracting and retaining such employees. The Committee believes the Plan is an important feature of the Company's executive compensation package. Under the Plan, the Committee's stock option subcommittee may grant options and other forms of equity, equity-based or performance-based compensation to executive officers who are expected to contribute materially to the Company's future success. In determining the size of stock option and other grants, the subcommittee focuses primarily on the Company's performance and the perceived role of each executive in accomplishing such performance objectives, as well as the attainment of individual performance objectives.

     The Committee intends to continue using stock options and other forms of equity-based compensation as the primary long-term incentive for the Company's executive officers. Because they generally provide rewards to executives only to the extent the Company's stock price increases after the options or other equity awards are granted the Committee feels that stock options and other equity-based awards granted under the Plan are an appropriate means to provide executives with incentives that closely align their interests with those of stockholders and thereby encourage them to promote the ongoing success of the Company.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     It is the responsibility of the Committee to address the provisions of
Section 162(m) of the Internal Revenue Code which, except in the case of "performance-based compensation" and certain other types of compensation, limit to $1,000,000 the amount of the Company's federal income tax deduction for compensation paid to the Chief Executive Officer and the other four most highly paid executive officers. In that regard, the Committee must determine whether any actions with respect to Section 162(m) should be taken by the Company. At this time, the Committee has determined that the Section 162(m) deduction limitation will not apply in 1996 because the Company falls within the extended reliance period for corporations that become publicly held in connection with an initial public offering. The Committee will continue to monitor the reliance period and will take appropriate action when it is warranted in the future.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Chief Executive Officer's salary, bonus and long-term awards follow the policies set forth above. For the 1996 fiscal year, Mr. Helppie's base salary was $436,196. Mr. Helppie was awarded a bonus of $2,558,779. He also received $7,054 in profit sharing under the Company's 401(k) plan. Mr. Helppie did not receive grants of any stock options, restricted stock, stock appreciation rights or any payout under the Plan.

     The foregoing report has been approved by all of the members of the Committee.(1)

                                          THE COMPENSATION COMMITTEE

                                          Richard D. Helppie, Jr.
                                          Bernard J. Lachner
                                          Donald W. Simborg, M.D.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     Richard D. Helppie, Jr. is the Company's Chief Executive Officer and a member of the Compensation Committee since August 1996. The Company did not have a Compensation Committee prior to August 1996. Accordingly, Mr. Helppie who served as both a director and executive officer prior to August 1996, had responsibility for all decisions with respect to executive officer compensation.

---------------

(1) Pursuant to Item 402(a)(9) of Regulation S-K promulgated by the Securities and Exchange Commission (the "SEC"), neither the "Compensation Committee Report on Executive Compensation" nor the material under the caption "Stockholder Return Performance Graph" shall be deemed to be filed with the SEC for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall such report or such material be deemed to be incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act").

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the Nasdaq Market Index and a Company-selected peer group of providers of consulting and/or information services (the "Peer Group"). The graph assumes that $100 was invested on October 10, 1996 (the effective date of the Company's initial public offering) at the initial public offering price of $16.00 per share, in each of the Company's Common Stock, the Nasdaq Market Index and the Peer Group, and that all dividends were reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
         PERFORMANCE GRAPH FOR SUPERIOR CONSULTANT HOLDINGS CORPORATION

                  Prepared by Media General Financial Services
                Produced on 03/24/97 including data to 12/31/96

                          SUPERIOR
 MEASUREMENT PERIOD      CONSULTANT    NASDAQ
    (FISCAL YEAR          HOLDINGS     MARKET       PEER
      COVERED)          CORPORATION     INDEX       GROUP
10/10/96                   100.00      100.00      100.00
10/31/96                   153.13       98.85       93.25
11/30/96                   150.00      104.99       93.26
12/31/96                   154.69      104.75       97.97

Notes:

     (a) Peer Group return is weighted by market capitalization.

     (b) The Peer Group is comprised of the common stock of the following companies: Cambridge Technology Partners, Inc.; Cerner Corporation; Claremont Technology Group; Computer Sciences Corporation; HBO & Company; The Metzler Group, Inc.; The Registry, Inc.; Renaissance Solutions, Inc.; Sapient Corporation; Shared Medical Systems Corporation; and Whittman-Hart, Inc.

                            MANAGEMENT COMPENSATION

GENERAL

     The following table sets forth all compensation awarded or earned by the Company's President and Chief Executive Officer and the four other most highly paid executive officers during the last two fiscal years (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                               ANNUAL COMPENSATION(1)          COMPENSATION
                                        ------------------------------------   ------------
                                                                                SECURITIES
                               FISCAL                           OTHER ANNUAL    UNDERLYING       ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR     SALARY      BONUS      COMPENSATION   OPTIONS (#)    COMPENSATION(4)
 ---------------------------   ------    ------      -----      ------------   -----------    ---------------
Richard D. Helppie, Jr. .....   1996    $436,196   $2,558,779     $     --            --          $7,926
  President, Chief Executive    1995     477,000    1,948,448           --                         9,709
  Officer and Chairman of the
  Company
Charles O. Bracken...........   1996     317,136      527,061           --            --           7,926
  Executive Vice President      1995     318,000      378,419      150,000(2)                      9,709
  Superior
Robert R. Tashiro............   1996     204,493      364,745           --         5,000           7,926
  Senior Vice President and     1995     176,000      207,162       75,000(2)                      9,709
  Chief Operating Officer of
  Superior
James T. House...............   1996      95,000      120,413       13,556(3)     20,000           7,664
  Vice President, Chief         1995      80,000       62,145           --                         7,198
  Financial Officer,
  Treasurer and Assistant
  Secretary of the Company
Kenneth T. Boone.............   1996     125,000       13,464           --            --           7,332
  President and Chief           1995      90,000       63,500           --                         7,975
  Operating Officer of
  Unitive

-------------------------
(1) The Company has entered into agreements, effective as of October 16, 1996 through the end of fiscal 1997, with Messrs. Helppie, Bracken and Tashiro, which provide these three executives with aggregate annual compensation of $1,060,000, comprised of base salary and bonus compensation based on achievement of certain pre-determined performance criteria. These agreements do not apply to amounts paid to these three officers on or prior to the consummation of the Company's initial public offering.

(2) Other annual compensation for Messrs. Bracken and Tashiro represents the difference between the dollar value paid by such persons for shares of Common Stock in 1995 and the fair market value of the shares at the time of the sale.

(3) Consists of gain on exercise of stock options.

(4) Represents amounts paid by the Company during fiscal 1996 for (i) long-term and short-term disability insurance premiums as follows: Messrs. Helppie, Bracken, Tashiro and Boone $450 each, and Mr. House $348, (ii) life insurance premiums for which the Company is not the beneficiary as follows:
    Messrs. Helppie, Bracken and Tashiro $422 each, Mr. House $262 and Mr. Boone $450, and (iii) profit sharing contributions made by the Company as follows:
    Messrs. Helppie, Bracken, Tashiro and House $7,054 each and Mr. Boone
    $6,432.

EXECUTIVE OPTION GRANTS

     The following table contains information concerning the stock option grants made to each of the Named Executive Officers in 1996.

                          OPTION GRANTS IN FISCAL 1996

                                            INDIVIDUAL GRANTS                                    POTENTIAL REALIZABLE
                          ------------------------------------------------------                   VALUE AT ASSUMED
                                                   PERCENT OF                                   ANNUAL RATES OF STOCK
                                                  TOTAL OPTIONS                                 PRICE APPRECIATION FOR
                                NUMBER OF          GRANTED TO                                       OPTION TERM(1)
                          SECURITIES UNDERLYING   EMPLOYEES IN    EXERCISE PRICE   EXPIRATION   ----------------------
          NAME               OPTIONS GRANTED       FISCAL 1996     PER SHARE(2)       DATE         5%          10%
          ----            ---------------------   -------------   --------------   ----------      --          ---
Richard D. Helppie,
  Jr....................             --                 --            $   --              --      $    --     $     --
Charles O. Bracken......             --                 --                --              --           --           --
Robert R. Tashiro.......          5,000                2.2%            16.00        10/10/06       22,100       48,850
James T. House..........         20,000                8.9%            16.00        10/10/06       88,400      195,400
Kenneth T. Boone........             --                 --                --              --           --           --

-------------------------
(1) In accordance with SEC rules, these columns show gains that might exist for the option over the life of the option, a period of ten years. This valuation is hypothetical; if the stock price does not increase above the exercise price, compensation to the named executive officers will be zero. A 5% or 10% annually compounded increase in the Company's stock price from the date of grant to the end of 10-year option term would result in stock prices of $20.42 and $25.77 per share, respectively.

(2) The options becomes exercisable at a rate of 20% per year, on the anniversary date of the grant, over a five-year period.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information concerning stock options exercised by the Named Executive Officers during 1996, as well as the value of unexercised options held by such persons on December 31, 1996. The values of in-the-money options (which represent the positive spread between the exercise price of any existing stock options and $24.75 per share, the closing price of the Common Stock as reported by the Nasdaq National Market on December 31, 1996) also are included.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1996
                       AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                 SHARES                             OPTIONS AT               IN-THE-MONEY OPTIONS AT
                                ACQUIRED                        DECEMBER 31, 1996               DECEMBER 31, 1996
                                  UPON         VALUE       ----------------------------    ----------------------------
            NAME                EXERCISE    REALIZED(1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
            ----                --------    -----------    -----------    -------------    -----------    -------------
Richard D. Helppie, Jr......        --        $    --          --                --            $--          $     --
Charles O. Bracken..........        --             --          --                --             --                --
Robert R. Tashiro...........        --             --          --             5,000             --            43,750
James T. House..............     1,066         13,556          --            20,000             --           175,000
Kenneth T. Boone............        --             --          --                --             --                --

-------------------------
(1) Calculated as the difference between the fair market value of the Company's Common Stock at the time of the option exercise and the exercise price.

EMPLOYMENT AGREEMENTS

     Richard D. Helppie, Jr.'s employment agreement limits his aggregate annual compensation to $400,000, consisting of a combination of base salary and bonus, through the end of fiscal 1997. This agreement became effective October 16, 1996.

     Charles O. Bracken's employment agreement provides for an annual base salary of $290,000 and annual performance-based bonus of up to $75,000 per year through the end of fiscal 1997. Under the employment agreement, Mr. Bracken is subject to noncompetition, nonsolicitation and nondisclosure covenants.

     Robert R. Tashiro's employment agreement provides for an annual base salary of $220,000 and an annual performance-based bonus of up to $75,000 per year through the end of fiscal 1997. Under the employment agreement, Mr. Tashiro is subject to noncompetition, nonsolicitation and nondisclosure covenants.

     James T. House's employment agreement provides for his employment as a Vice President and Chief Financial Officer of the Company at an annual base salary of approximately $110,000. Mr. House also participates in the Company's 1997 Vice President Bonus Plan pursuant to which he is eligible to receive quarterly and annual base bonuses of $10,000 and $25,000, respectively (which base bonuses are subject to increase or decrease based on performance as measured by revenue, profit and certain other criteria as set forth in the respective plans). Under the employment agreement, Mr. House is subject to noncompetition, nonsolicitation and nondisclosure covenants.

     Unitive has an agreement with Kenneth T. Boone that provides for his employment as the President and Chief Operating Officer of Unitive at an annual base salary of approximately $130,000. Mr. Boone is also participating in an Executive Bonus Plan pursuant to which he is eligible to receive monthly, quarterly, and annual base bonuses of $1,000, $10,500, and $20,000, respectively (which base bonuses are subject to increase or decrease based on performance as measured by revenue, profit and certain other criteria as set forth in the respective plans). Under the employment agreement, Mr. Boone is subject to noncompetition, nonsolicitation and nondisclosure covenants.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In April 1995, Superior loaned Mr. Bracken $500,000, evidenced by a term promissory note bearing interest at 7.71% per annum. The note provides for equal annual payments of principal and interest of $50,000, payable on December 31 of each year beginning December 31, 1995 with the entire unpaid principal balance due on December 31, 2015. At the option of the Company, the entire outstanding indebtedness under the note may be accelerated in the event that Mr. Bracken's employment with the Company is terminated. The largest amount of indebtedness outstanding under such note during fiscal 1996 was $477,000 and as of December 31, 1996 was $465,000.

     In April 1995, Superior loaned to Mr. Tashiro $250,000, evidenced by a term promissory note, bearing interest of 7.71% per annum. The note provides for equal annual payments of $25,000, payable on December 31 of each year beginning December 31, 1995 with the entire principal balance due on December 31, 2015. At the option of the Company, the entire outstanding indebtedness under the note may be accelerated in the event that Mr. Tashiro's employment with the Company is terminated. The largest amount of indebtedness outstanding under such note was $238,000 during fiscal 1996 and as of December 31, 1996 was $233,000.

     In September 1995, The Richard D. Helppie, Jr. Trust, of which Mr. Helppie is Trustee, loaned Unitive $200,000, evidenced by a term promissory note bearing interest at 8.75% per year. The outstanding principal balance was repaid by Unitive before December 31, 1996.

     In 1996, the Company entered into a tax indemnification agreement with the S corporation shareholders of Superior which provides for, among other things, the indemnification of each such shareholder for any losses or liabilities with respect to any additional taxes (including interest, penalties and legal fees) and the repayment to the Company of any amounts received as refunds, resulting from Superior's operations during the period in which it was an S corporation. Management believes that the Company's maximum exposure pursuant to this agreement is not material.

     In 1996, the Company chartered aircraft from Clearwater Aviation, Inc., of which Mr. Helppie is sole stockholder. Payments under this arrangement were at or below market rates and totaled $36,000 in 1996. This arrangement was approved by a majority of the independent and disinterested members of the Board of Directors.

     Mr. Saslow, a Director, was a shareholder in the law firm of Butzel Long, PC, Detroit, Michigan. Butzel Long and Mr. Saslow's prior firm Butzel, Keidan, Simon, Myers & Graham, have been outside general counsel to Superior since 1985 and Unitive since 1993. Mr. Saslow joined the Company as a vice president and general counsel in January 1997.

                    STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE
                         OFFICERS AND PRINCIPAL HOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 17, 1997 by: (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock; (ii) each of the Company's directors and nominees for directors;
(iii) each of the Named Executive Officers; and (iv) all directors and executive officers of the Company as a group. (Each person named below has an address in care of the Company's principal executive offices.) The Company believes that each person named below has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such holder, subject to community property laws where applicable.

NAME OF BENEFICIAL OWNER

                                                                SHARES BENEFICIALLY
                                                                      OWNED(1)
                                                                --------------------
                                                                 NUMBER      PERCENT
                                                                 ------      -------
Richard D. Helppie, Jr.(2)..................................    3,927,001     51.3%
Charles O. Bracken..........................................      389,223      5.1
Robert R. Tashiro...........................................      194,610      2.5
James T. House..............................................       12,500        *
Kenneth T. Boone............................................       38,576        *
Reginald M. Ballantyne III(3)...............................        3,000        *
Bernard Lachner(3)..........................................        3,000        *
Douglas S. Peters(3)........................................        3,000        *
Richard P. Saslow(3)........................................        3,000        *
Donald W. Simborg, M.D.(3)..................................        3,000        *
All Directors and Executive Officers as a group (10
  persons)..................................................    4,576,910     59.8%

-------------------------
 *  less than 1%

(1) Applicable percentage of ownership as of March 17, 1997 is based upon 7,649,325 shares of Common Stock outstanding, and is determined by assuming the exercise of options that are held by such persons (but not those held by any other person) which are exercisable within 60 days of the date hereof. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to the shares shown as beneficially owned.

(2) All shares are held by The Richard D. Helppie, Jr. Trust, of which Mr. Helppie is the sole trustee.

(3) Includes 3,000 shares issuable upon exercise of options exercisable within 60 days from the date hereof.

              SECTION 16(A) BENEFICIAL OWNER REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires the Company's directors and executive officers, and any persons who own more than ten percent of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all such Section 16(a) filing requirements were complied with during the year ended December 31, 1996.

               STOCKHOLDER PROPOSALS FOR THE 1998 PROXY STATEMENT

     Any stockholder satisfying the SEC requirements and wishing to submit a proposal to be included in the Proxy Statement for the 1998 Annual Meeting of Stockholders should submit the proposal in writing to Secretary, Superior Consultant Holdings Corporation, 4000 Town Center, Suite 1100, Southfield, Michigan 48075. The Company must receive a proposal by December 20, 1997 in order to consider it for inclusion in the Proxy Statement for the 1998 Annual Meeting of Stockholders.

                               VOTING PROCEDURES

     Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting. With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect on the outcome.

                               OTHER INFORMATION

     A copy of the Annual Report on Form 10-K as filed with the SEC for the year 1996 (excluding exhibits) will be furnished, without charge, by writing to Susan Synor, Investor Relations, Superior Consultant Holdings Corporation, 4000 Town Center, Suite 1100, Southfield, Michigan 48075.

                            SOLICITATION OF PROXIES

     All expenses incident to the solicitation of proxies by the Company will be paid by the Company. Solicitation may be made personally, or by telephone, telegraph or mail, by one or more employees of the Company, without additional compensation. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation material to beneficial owners of Common Stock held of record by such persons.

     The above Notice of Annual Meeting and Proxy Statement are sent by order of the Company's Board of Directors.

SUSAN M. SYNOR
Secretary

Southfield, Michigan
April 25, 1997

1. ELECTION OF TWO CLASS I DIRECTORS --   FOR      WITHHOLD   FOR ALL
   Nominees:  Bernard J. Lachner          ALL        ALL      EXCEPT AS NOTED
              Douglas S. Peters           / /        / /          / /
                                                                                2. In their discretion, the Proxies are authorized
(INSTRUCTION:  To withhold authority to                                            to vote upon such other business as may properly
vote for any individual nominee, strike                                            come before the meeting, or any adjournment
a line through the nominee's name in the                                           thereof.
list above.)
                                                                                THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN
                                                                                THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
                                                                                SHAREHOLDER.  IF NO SELECTION IS MADE, THIS PROXY
                                                                                WILL BE VOTED FOR PROPOSAL 1.



                                                                                                  Dated:_____________________,1997

                                                                                Signature(s)______________________________________

                                                                                __________________________________________________
                                                                                Please sign exactly as name appears at left.  When
                                                                                Shares are held by joint tenants, both should sign.
                                                                                When signing as attorney, executor, administrator,
                                                                                trustee or gaurdian, please give full title as
                                                                                such.  If as a corporation, please sign in full
                                                                                corporate name by President or other authorized
                                                                                officer.  If as a partnership, please sign in full
                                                                                partnership name by authorized person.

PROXY                                                                     PROXY

                    SUPERIOR CONSULTANT HOLDINGS CORPORATION

                          4000 TOWN CENTER, SUITE 1100
                           SOUTHFIELD, MICHIGAN 48075

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby appoints Richard D. Helppie, Jr. and Richard P. Saslow as Proxies, and each of them, with the power to appoint their substitutes, and hereby authorizes each of them to represent and to vote, as designated below, all the shares (Common) of Superior Consultant Holdings Corporation (the "Company") held of record by the undersigned on March 18, 1997 at the Meeting of Shareholders when convened on Wednesday, May 14, 1997, or any adjournment, thereof.

           PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

    IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT THE COMPANY AT 1-810-386-8300.

                 (Continued and to be signed on reverse side.)